UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):
February 25, 2009
TARGANTA THERAPEUTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33730	20-3971077

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

222 Third Street, Suite 2300 Cambridge, MA	02142-1122

(Address of Principal Executive Offices)	(Zip Code)
(617) 577-9020
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by The Medicines Company on March 2, 2009 solely to replace the first paragraph of Item 5.02 in its entirety with the disclosure set forth below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger on February 25, 2009, each of Mark W. Leuchtenberger, Stéphane Bancel, Garen Bohlin, Jeffrey Courtney, Rosemary A. Crane, William W. Crouse, Eric M. Gordon, Ph.D. and Dilip J. Mehta, M.D., Ph.D. resigned from the Board of Directors, and any committee thereof, of the Company. Upon consummation of the Merger and pursuant to the Merger Agreement, Clive A. Meanwell, who is an officer of the Parent, became the sole director of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targanta Therapeutics Corporation
Date: March 6, 2009	By:	/s/ Paul M. Antinori
		Name:	Paul M. Antinori
		Title:	Secretary